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                                 EXHIBIT 10.9

                             CONSULTING AGREEMENT

       THIS AGREEMENT, effective June 1, 1996, by and between FRANK M.

BURKE, JR. (hereinafter called "Counselor") and Miller Oil Corporation

(hereinafter called "Client").

                                  WITNESSETH:

   WHEREAS, Client is desirous to retaining Counselor as an independent financial consultant for the period and upon the terms and conditions provided herein;

   NOW, THEREFORE, for and in consideration of the compensation to be paid Counselor hereunder and the mutual covenants herein contained,

Counselor and Client hereby agree as follows:

   1.   TERM.  The term of this Agreement shall be for a period beginning on the first day of the calendar month following the date of this Agreement

(or on the date hereof if such date is the first day of a calendar month)

and continuing for twelve (12) consecutive calendar months thereafter.

This Agreement shall be automatically renewed for successive twelve (12)

month periods unless written notice of termination is given by one party to the other party at least thirty (30) days prior to the expiration date of any such twelve (12) month period, including the initial twelve (12) month period.

   2.   FEES.  Client shall pay the Counselor for his services hereunder a fee of $275.00 per hour, payable on or before ten (10) days after the end of each calendar month during the term of this Agreement.

   3.   TIME.  Counselor shall upon request of Client devote to Client as much time as is available and required.
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   4.   SERVICES.  During the term of this Agreement, Counselor shall, in the capacity of an independent contractor, furnish such financial, tax,

strategic, marketing and operational planning and review of Client's internal data, including financial statements, on a regular basis, as requested by Client.  It is understood and agreed that (a) Counselor will be providing only consulting services and will not be providing legal, tax or accounting services and Client shall not rely upon him for such services, and (b) Counselor is providing services to Client on a limited basis and is, therefore, engaged in the same or other services for other clients and is not in any manner prohibited from engaging in such other business or businesses as Counselor may desire.  In addition, it is understood that Client shall cooperate with Counselor in endeavoring to schedule his work hereunder so that it will not unreasonably interfere with his other business or businesses.

   5.   EXPENSES.  Upon proper accounting, Counselor shall be reimbursed for all reasonable travel and other out-of-pocket expenses incurred by him in connection with his consultation with Client.  All such expenses shall be reimbursed to Counselor with the monthly fee payment due after said accounting is submitted to Client.

   6.   TEMPORARY INCAPACITY.  Counselor shall be excused from performing any consulting services hereunder for Client during periods of temporary incapacity.

   7.   CONFIDENTIAL INFORMATION.  All information relating to the business of Client and its affiliates including, but not limited to, the identity of customers and suppliers, arrangements with which such customers

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and suppliers and technical data relating to the Client's facilities and services, shall be treated as confidential by Counselor both during and after the term of this Agreement.  Except with the prior written approval of Client, or as required by law, Counselor shall not disclose any of such information at any time to any person except authorized personnel of Client and its affiliates.  In the event of a breach or threatened breach by

Counselor of the provisions of this paragraph, the Client shall, in addition to any other available remedies, be entitled to an injunction restraining Counselor from disclosing, in whole or in part, any of such information or from rendering any services to any person to whom any of such information may have been disclosed or is threatened to be disclosed.

   8.   WORK PAPERS.  All data, drawings and other records or written material prepared or complied by Counselor under the terms of this

Agreement or furnished to Counselor during the term hereof by Client, any of its affiliates or any person dealing with the Client or any of its affiliates shall, as between Counselor or Client and its affiliates, be the sole and exclusive property of the Client and its affiliates, and none of such data, drawings or other records or written material shall be retained by Counselor upon termination of this Agreement.

   9.   TERMINATION.  Except as provided in paragraph 1. above, Client cannot terminate this Agreement except upon the occurrence of one of the following contingencies:

   (a)  Should Counselor die;



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   (b)  Should Counselor, for more than six months, by reason of injury or illness become incapable of satisfactorily performing his duties hereunder; or

   (c)  Should Counselor be adjudicated a bankrupt or be convicted of a felony or a crime involving moral turpitude or a crime which in the sole judgment of the Client adversely affects the utility of his services; or

   (d)  Should Counselor fail to comply with the terms and conditions hereof.

Counselor or his heirs or personal representatives shall be given written notice of Client's intent to terminate this Agreement pursuant to this paragraph and shall have thirty (30) days after receipt of such notice to correct, if possible, the specified contingency.

   10.  AMENDMENT.  This Agreement shall not be changed orally, but only by a written instrument to which Client and Counselor are both parties.

   11.  INDEPENDENT CONTRACTOR.  Counselor shall employ his own means and methods of accomplishing the projects assigned to him by Client form time to time and shall not be subject to the control of Client in respect to the details of such work.  It is understood and agreed that Counselor shall act as an independent contractor in the performance of his obligations and services under this Agreement and no employer-employee relationship exists between Client and Counselor.

   12.  PAYEE.  It is further understood and agreed that Counselor is performing the services hereunder as a partner of Burke, Mayborn Company,



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Ltd., a Texas limited partnership, and all payments due Counselor hereunder shall be made payable to Burke, Mayborn Company, Ltd. at the address specified in paragraph 14. below.

   13.  INTERPRETATION.  This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of Client by merger or consolidation or any assignee of all or substantially all of its properties.

   14.  NOTICES.  Any notices required or permitted to be given under this Agreement shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested,

addressed as follows:

  If to Counselor: Frank M. Burke, Jr.
                   1717 Main Street, Suite 5800
                   Dallas, Texas 75201-4680

  If to Client:    Miller Oil Corporation
                   P.O. Box 348
                   Traverse City, Michigan 49685-0348
                   Attn:  Kelly Miller

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

   15.  GOVERNING LAW.  This Agreement shall be governed by the laws of the State of Texas.



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   EXECUTED to become effective on the day and year first above written.


                      /S/ FRANK M. BURKE, JR.
                     Frank M. Burke, Jr.
                     "Counselor"

                     MILLER OIL CORPORATION
                     "Client"


                     by: /S/ KELLY MILLER
                        Kelly Miller, President



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           [LETTERHEAD OF BURKE, MAYBORN COMPANY, LTD. APPEARS HERE]



                              September 30, 1997


Mr. Kelly Miller
President
Miller Oil Company
P.O. Box 348
Traverse City, Michigan 49685-0348

Dear Kelly:

Over the past month I have been reviewing the billing rate which Burke, Mayborn Company, Ltd. uses for my consulting time. After reviewing the rates charged by senior partners of major consulting, accounting and law firms, we have concluded that we should increase the minimum hourly rate for my services to $375.00 per hour effective January 1, 1998. However, since your present billing rate is $275.00 per hour, I plan to phase in the new billing rate by adjusting my billing rate for services to your company during calendar year 1998 to $325.00. The billing rate will be raised to $375.00 for services rendered on or after January 1, 1999.

If you have any questions regarding the change in billing rates, please do not hesitate to call me.

Best regards.

Yours very truly,


/s/ Frank M. Burke


Frank M. Burke

Enclosure

FMB:cl